UNITED STATES
         SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest reported)  October 24, 2003
                                                    -------------------

                                Unitrend, Inc.
                                --------------
            (Exact name of registrant as specified in its charter)

              Nevada             001-15777          34-1904923
          --------------      --------------       --------------
         (State or other       (Commission         (IRS Employer
         jurisdiction of       File Number)      Identification No.)
          incorporation


          4665 W. Bancroft St., Toledo, Ohio                  43615
         ------------------------------------               ----------
        (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code  419-536-2090
                                                           ------------

                                      N/A
        --------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

On October 23, 2003, Unitrend, Inc. officially opened its e-store via the Company's website, www.unitrend.com, to begin selling its patented Cablety(R) wire management system. The Cablety is made of "Static Resistant" GE Plastics(R). When used properly, it lifts the internal cables and wires off the electronic system(s) board(s) and their microchips by holding them in a vertical postion. This allows heat that would otherwise be trapped in and around the computer's critical devices to escape and be vented out of the computer case. This increased airflow allows for a proper cooling environment making the system more stable and reducing heat induced failures. The Cablety is the first among many products to be offered for sale by Unitrend.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      UNITREND, INC.

Dated: October 24, 2003       By:   /S/  CONRAD A.H. JELINGER
                                      --------------------------------------
                                      Conrad A.H. Jelinger
                                      Chief Executive Officer, Interim Chief
                                      Financial Officer and President